EXHIBIT 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Jones Apparel Group, Inc.
New York, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statements on Form S-8 filed May 15, 1996 and August 23, 1999 of our reports dated February 2, 2001 relating to the consolidated financial statements and schedule of Jones Apparel Group, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

We also consent to the reference to us under the caption of "Experts" in the Prospectus.

/s/ BDO Seidman, LLP

BDO Seidman, LLP

New York, New York
March 26, 2001